SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant

      Filed by a party other than the registrant

      Check the appropriate box:

        Preliminary proxy statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

        Definitive proxy statement

        Definitive additional materials

        Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

INTERMET CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

        No fee required.

        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

        Fee paid previously with preliminary materials.

        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL HOLDERS
NOMINATION AND ELECTION OF DIRECTORS
INFORMATION ABOUT NOMINEES FOR DIRECTOR
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
INTERMET CORPORATION AUDIT COMMITTEE REPORT
CHARTER INTERMET CORPORATION AUDIT COMMITTEE
SHAREHOLDER RETURN PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)
SHAREHOLDER PROPOSALS
OTHER MATTERS THAT MAY COME BEFORE THE MEETING

INTERMET CORPORATION

Suite 200
5445 Corporate Drive
Troy, Michigan 48098-2683

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 19, 2001

      The Annual Meeting of Shareholders of INTERMET Corporation will be held on Thursday, April 19, 2001, at 9:00 a.m. (EDT) at the INTERMET Corporate Office for the following purposes:

1.	To elect eight (8) directors to constitute the board of directors and to serve until the next annual meeting and/or until their successors are elected and qualified.

2.	To approve the appointment of Ernst &Young LLP as the independent auditors for 2001.

3.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 5, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

      We have enclosed a proxy statement and a proxy, which are solicited by the board of directors. Please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

      Also enclosed is INTERMET’s 2000 Annual Report to Shareholders, which contains financial data and other information about INTERMET.

By Order of the Board of Directors,

Mary Jo Karjala
Assistant Secretary

March 5, 2001

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING, EVEN IF YOU CAN’T ATTEND PERSONALLY.

INTERMET CORPORATION

Suite 200
5445 Corporate Drive
Troy, Michigan 48098-2683

PROXY STATEMENT

      The board of directors is soliciting proxies to be used at the 2001 annual meeting, which will be held on April 19, 2001. This proxy statement and the enclosed form of proxy will be mailed to stockholders beginning March 5, 2001.

      We will pay the expenses of this solicitation, including the cost of preparing and mailing this proxy statement. We may furnish copies of solicitation materials to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of our common stock, and we will reimburse normal handling charges for the forwarding service. In addition to solicitations by mail, directors and regular employees of INTERMET may solicit proxies in person, or by telephone or telefax. We anticipate that this proxy statement and the accompanying proxy will first be mailed to shareholders on or about March 5, 2001.

      Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder that attends the meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of INTERMET, a notice of revocation or a duly executed proxy for the same shares bearing a later date.

      We will furnish to any shareholder of record or beneficial owner of our common stock as of March 5, 2001 who requests a copy, without charge, our annual report on Form 10-K. This annual report on Form 10-K is filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2000 and includes financial statements and schedules. Any request for the annual report on Form 10-K should be in writing and addressed to:

Mary Jo Karjala, Assistant Secretary
INTERMET Corporation
5445 Corporate Drive
Suite 200
Troy, Michigan 48098-2683

      If the person requesting the report was not a shareholder of record on March 5, 2001, the request must include a representation that the person was a beneficial owner of common stock on that date. Copies of any exhibits to the annual report on Form 10-K will also be furnished to shareholders on request and upon the payment of our expense in furnishing the exhibits.

VOTING SECURITIES AND PRINCIPAL HOLDERS

      Shareholders of record as of the close of business on March 5, 2001 are entitled to vote at the annual meeting. On that date, we had outstanding and entitled to vote 25,393,824 shares of common stock, par value $0.10 per share, with each share entitled to one vote.

      The following table shows information concerning the beneficial owners of more than five percent (5%) of our common stock, which is our only class of voting securities, as of January 1, 2001. In addition, the table indicates the ownership of our common stock as of that date by each of the directors and nominees and each of the Named Executive Officers (as defined under “Executive Compensation” below), and by all current directors and executive officers of INTERMET as a group.

	Number of Shares
Owner	Owned Beneficially		Percent of Class(19)

The Prudential Insurance Company of America	2,472,190	(1)	9.7%
Dimensional Fund Advisors Inc.	1,862,900	(2)	7.3%
Artisan Partners Limited Partnership	1,779,300	(3)	7.0%
Merrill Lynch & Company Inc.	1,375,600	(4)	5.4%
J. L. Kaplan Associates, LLC	1,325,850	(5)	5.2%
John Doddridge	404,590	(6)	1.6%
John P. Crecine	22,127	(7)	*
Norman F. Ehlers	15,000	(8)	*
John R. Horne	15,000	(8)	*
Thomas H. Jeffs 11	25,221	(8)(9)	*
Harold C. McKenzie, Jr.	24,300	(10)(11)	*
Byron O. Pond, Jr.	14,973	(12)(13)	*
John H. Reed	12,000	(14)	*
Pamela E. Rodgers	6,000	(7)	*
Alan J. Miller	10,447	(15)
David L. Neilson	61,074	(16)	*
Gary F. Ruff	6,282	(17)	*
Michael J. Ryan	0		*
All Executive Officers and Directors as a Group (13 persons)	617,014	(18)	2.4%

   *  Less than one percent

(1)	Includes 1,310,851 shares of sole voting power, 1,126,739 of shared voting power, 1,310,851 shares with sole dispositive power, and 1,161,339 shares with shared dispositive power, with respect to The Prudential Insurance Company of America as reported on Schedule 13G, dated as of December 31, 2000, filed with the SEC.

(2)	Includes 1,862,900 shares of sole voting power, and 1,862,900 shares with sole dispositive power, with respect to the Dimensional Fund Advisors Inc. as reported on Schedule 13G, dated as of December 31, 2000, filed with the SEC.

(3)	Includes 1,779,300 of shared voting power, and 1,779,300 shares with shared dispositive power, with respect to Artisan Partners Limited Partnership as reported on Schedule 13G, dated as of December 31, 2000, filed with the SEC.

(4)	Includes 1,375,600 of shared voting power, and 1,375,600 shares with shared dispositive power with respect to Merrill Lynch & Co., Inc. as reported on Schedule 13G, dated as of December 31, 2000, filed with the SEC.

(5)	Includes 992,100 shares of sole voting power, and 1,325,850 shares with sole dispositive power, with respect to J.L. Kaplan Associates, LLC as reported on Schedule 13G, dated as of December 31, 2000, filed with the SEC.

(6)	Includes options for 237,500 shares of common stock exercisable within 60 days of January 1, 2001.

(7)	Includes options for 6,000 shares of common stock exercisable within 60 days of January 1, 2001.

(8)	Includes options for 15,000 shares of common stock exercisable within 60 days of January 1, 2001.

(9)	Includes 10,221 units of Phantom Stock granted pursuant to the INTERMET Corporation 1997 Directors’ Deferred Compensation Plan, which do not constitute and are not convertible to shares of common stock of INTERMET.

(10)	Includes 10,300 shares of common stock held as co-trustee under the will of Mr. McKenzie’s father.

(11)	Includes options for 14,000 shares of common stock exercisable within 60 days of January 1, 2001.

(12)	Includes 5,973 units of Phantom Stock granted pursuant to the INTERMET Corporation 1997 Directors’ Deferred Compensation Plan, which do not constitute and are not convertible to shares of common stock of INTERMET.

(13)	Byron O. Pond, Jr., retired chairman of Arvin Industries, Inc., and member of the Board of Directors of INTERMET Corporation, was named President and Chief Executive Officer of Amcast Industrial Corporation in February, 2001; therefore, Mr. Pond resigned from INTERMET’s Board. Includes options for 9,000 shares of common stock exercisable within 60 days of January 1, 2001.

(14)	Includes options for 12,000 shares of common stock exercisable within 60 days of January 1, 2001.

(15)	Includes options for 8,000 shares of common stock exercisable within 60 days of January 1, 2001.

(16)	Includes options for 50,000 shares of common stock exercisable within 60 days of January 1, 2001.

(17)	Includes options for 6,250 shares of common stock exercisable within 60 days of January 1, 2001.

(18)	Includes options for 393,750 shares of common stock exercisable within 60 days of January 1, 2001.

(19)	The percentages shown are based on the 25,393,824 shares of our common stock outstanding as of January 1, 2001 plus the number of shares that the named persons or group has the right to acquire within 60 days of January 1, 2001.

NOMINATION AND ELECTION OF DIRECTORS

(PROPOSAL 1)

      INTERMET’s by-laws provide that the board of directors shall consist of eight (8) directors. The term of office for each director continues until the next annual meeting or until a successor is elected and qualified.

      We will vote your shares as you specify in your proxy. If you do not specify, we will vote your shares for the election of the nominees named below, to constitute the entire board of directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, we will vote your shares for any other nominee that the board of directors may substitute. In no event will the proxy be voted for more than eight nominees. We have no reason to believe that any nominee will not serve if elected.

      Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention and a broker non-vote would be included in determining whether a quorum is present at a meeting, but would not otherwise affect the outcome of a vote.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

      The respective nominees for director have furnished the following information as of January 1, 2001. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

Name (Age)	Information about Nominee

John Doddridge (60)	Chairman of the Board and Chief Executive Officer since October 27, 1994. Mr. Doddridge was vice chairman and chief executive officer of Magna International, Inc., a supplier of motor vehicle parts, from November 1992 until November 1994, where he also served as a director. From mid-1989 to 1992 he served as president of North American Operations of Dana Corporation, a motor vehicle parts manufacturer, and prior to mid-1989 he served as president of Hayes-Dana Inc., a subsidiary of Dana Corporation. Mr. Doddridge serves as a director of the Penske Corporation.

John P. Crecine (61)	Director of INTERMET since 1993. Dr. Crecine is Chief Executive Officer of B.P.T., Inc., a private investor, and consultant. He was president of the Georgia Institute of Technology from 1987 to mid-1994. Previously he served as a professor at the University of Michigan and founding director of the Institute of Public Policy Studies from 1965 to 1975. He became dean of the College of Humanities and Social Sciences at Carnegie Mellon University in 1976, a position he held until 1983 when he became the University’s provost and senior vice president for Academic Affairs. He held that position until his Georgia Tech appointment. He is a member of the Board of the Georgia Department of Industry, Trade and Tourism.

Norman F. Ehlers (63)	Director of INTERMET since 1997. He served as vice president- purchasing and supply at Ford Motor Company from 1992 until retirement in 1996. Prior to 1992 he served as vice president-supply for Ford of Europe, executive director of North American Automotive Operations Production Purchasing and executive director of Purchasing and Transportation Services.

John R. Horne (62)	Director of INTERMET since 1997. Mr. Horne presently serves as chairman, president and chief executive officer of Navistar International Corporation. He serves as a director for the National Association of Manufacturers (NAM) and is Chairman of Junior Achievement of Chicago. He is also a member of the board of trustees of Taylor University, serves on the Mechanical Engineering Industrial Advisory Council for Purdue University and is a member of the Chicago Council on Foreign Relations, the Conference Board, the Economic Club of Chicago and the Executives’ Club of Chicago.

Thomas H. Jeffs II (62)	Director of INTERMET since 1997. Mr. Jeffs retired as vice chairman of First Chicago NBD Corporation and First National Bank of Chicago, and president and chief operating officer of its Michigan subsidiary, NBD Bank effective October 31, 1998. He is a director of MCN Energy Group 1. He is also vice chairman of the Detroit Symphony Orchestra, Inc.

Name (Age)	Information about Nominee

Harold C. McKenzie, Jr. (69)	Director of INTERMET and its predecessor since 1971. Mr. McKenzie most recently served as facilities coordinator of the Atlanta Project of the Carter Presidential Center at Emory University. He was chairman and CEO of Machine Technologies, Inc. of Martinsville, Virginia, from 1986 until 1989 and a commercial real estate broker with Haas & Dodd Realty Co. in Atlanta, Georgia from 1989 to 1991. Before 1986 Mr. McKenzie was president and CEO of Southern Electric International, Inc., a subsidiary of The Southern Company, with which he was affiliated for thirty years. Previously, he served as executive vice president of Georgia Power Company.

John H. Reed (68)	Director of INTERMET since 1998. Mr. Reed retired as president of Spicer Axle Group, Dana Corporation, Fort Wayne, Indiana, He served on the board of directors for the Indiana State Chamber of Commerce, the Boys Club of Fort Wayne and Junior Achievement of Northeast Indiana. Mr. Reed is also a member of the American Society of Metals and the Society of Automotive Engineers.

Pamela E. Rodgers (42)	Director of INTERMET since December 1999. Ms. Rodgers is president of Rodgers Chevrolet in Woodhaven, Michigan. Previously, she was president of Flat Rock Chevrolet-Oldsmobile. Ms. Rodgers serves on the board of General Motors Minority Dealers Association, the National Association of Minority Automobile Dealers, Family Services of Detroit and Wayne County, and Michigan’s Children. She is also affiliated with the National Black MBA Association and the Women’s Automotive Association.

      There are no family relationships among the executive officers and directors of INTERMET.

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation we paid to our chief executive officer and to the four most highly compensated executive officers of INTERMET (collectively, the “Named Executive Officers”) for services rendered during 2000, 1999 and 1998.

Summary Compensation Table

	Annual Compensation

					Other Annual
Name and Principal Position	Year	Salary	Bonus(1)		Compensation

John Doddridge	2000	$500,000	$258,602	(2)	$15,728
Chairman of the Board and	1999	500,000	562,340		14,229
Chief Executive Officer	1998	500,000	535,450		18,779

Alan J. Miller	2000	207,500	31,565	(4)	25,316
Vice President, General	1999	200,000	81,000		33,435
Counsel and Secretary	1998	87,180	60,000		459

David L. Neilson	2000	246,706	149,470		64,191	(7)
Executive Vice President –	1999	230,000	175,730		70,844	(7)
Sales and Marketing	1998	220,000	147,250		94,121	(7)

Gary F. Ruff	2000	227,361	54,821	(8)	9,909
Executive Vice President –	1999	116,667	216,667		4,461
Technical Services	1998	—	—		—

Michael J. Ryan	2000	302,802	158,720	(11)	1,512
Executive Vice President –	1999	—	—		—
Operations	1998	—	—		—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term
	Compensation Awards

			Securities
			Underlying
	Restricted		Options/SARs
	Stock		(No. of	All Other
Name and Principal Position	Award		Shares)	Compensation(14)

John Doddridge	$678,576	(3)	50,000	$15,764
Chairman of the Board and	—		50,000	14,916
Chief Executive Officer	—		50,000	16,960

Alan J. Miller	96,470	(5)	7,500	13,504
Vice President, General	—		12,000	13,064
Counsel and Secretary	38,250	(6)	10,000	1,152

David L. Neilson	—		30,000	13,800
Executive Vice President –	—		20,000	12,909
Sales and Marketing	—		15,000	13,735

Gary F. Ruff	245,298	(9)(10)	30,000	13,635
Executive Vice President –	—		25,000	696
Technical Services	—		—	—

Michael J. Ryan	311,150	(12)(13)	105,000	13,832
Executive Vice President –	—		—	—
Operations	—		—	—

(1)	We have reported bonuses in this proxy statement in the year earned, not in the year paid.

(2)	Mr. Doddridge’s bonus amount has been reduced by $339,288, which was voluntarily surrendered in exchange for receipt of 100,000 Restricted Share Units under INTERMET’s Restricted Share Unit Award Plan adopted on February 1, 2001.

(3)	On February 1, 2001, pursuant to INTERMET’S Restricted Share Unit Award Plan, Mr. Doddridge acquired 100,000 Restricted Share Units, valued at $339,288, upon forgoing a portion of his 2000 cash bonus in that amount. Each Unit represents one share of restricted stock scheduled to vest on February 1, 2002. By electing to be paid this portion of his 2000 bonus in this manner, Mr. Doddridge also acquired, at no cost to himself, 100,000 additional Restricted Share Units valued at $339,288 under the same Plan. These additional Units represent a like number of shares of restricted stock scheduled to vest on February 1, 2003. If Mr. Doddridge voluntarily terminates his employment prior to a vesting date, then all unvested Restricted Share Units will be forfeited. If Mr. Doddridge’s employment terminates due to his death, disability or retirement before a vesting date, then 50% of the unvested Restricted Share Units will vest and the remainder will be forfeited. All Restricted Share Units will vest immediately in the event of a change in control of the Company.

(4)	Mr. Miller’s bonus has been reduced by $48,235, which was voluntarily surrendered in exchange for receipt of 14,031 Restricted Share Units under INTERMET’s Restricted Share Unit Award Plan adopted on February 1, 2001.

(5)	February 1, 2001, pursuant to INTERMET’s Restricted Share Unit Award Plan, Mr. Miller acquired 14,031 Restricted Share Units upon forgoing a portion of his 2000 bonus in the amount of $48,235. Each Unit represents one share of restricted stock scheduled to vest on February 1, 2002. By electing to be paid this portion of his 2000 bonus in this manner, Mr. Miller also acquired, at no cost to himself, 14,031 additional Restricted Share Units valued at $48,235 under the same Plan. These additional Units represent a like number of shares of restricted stock scheduled to vest on February 1, 2003. If Mr. Miller voluntarily terminates his employment prior to a vesting date, then all unvested Restricted Share Units will be forfeited. If Mr. Miller’s employment terminates due to his death, disability or retirement before a vesting date, then 50% of the unvested Restricted Share Units will vest and the remainder will be forfeited. All Restricted Share Units will vest immediately in the event of a change in control of the Company.

(6)	In 1998, Mr. Miller was granted 2,000 shares of restricted common stock having a value at the date of grant of $19.125 per share. The total value was $38,250 for the restricted shares. The shares of restricted stock vest at the rate of 1,000 shares on each of the first and second anniversaries of the date of award. On July 27, 1999, 1,000 of the restricted shares vested, at which time the shares had a value of $11.00 per share. Accordingly, Mr. Miller’s compensation reported above for 1999 includes $11,000 and $7,375 for 2,000.

(7)	In 1997 Mr. Neilson was granted 2,500 shares of unrestricted common stock and 7,500 shares of restricted common stock, all having a value at the date of grant of $15.375 per share. The total value was $38,438 for the unrestricted shares and $115,312 for the restricted shares. The restricted shares were to vest at the rate of 2,500 shares on January 2 of each of the next three years. On January 2, 1998, 2,500 of the restricted shares vested, at which time the shares had a value of $17.56 per share. Accordingly, Mr. Neilson’s compensation reported above for 1998 includes $43,906; for 1999 includes $31,875; and for 2000 includes $27,970.

(8)	Dr. Ruff’s bonus amount has been reduced by $94,649, which was voluntarily surrendered in exchange for receipt of 28,059 Restricted Share Units under INTERMET’s Restricted Share Unit Award Plan adopted on February 1, 2001.

(9)	On February 1, 2001, pursuant to INTERMET’S Restricted Share Unit Award Plan, Dr. Ruff acquired 28,059 Restricted Share Units, valued at $94,649, upon forgoing a portion of his 2000 cash bonus in that amount. Each Unit represents one share of restricted stock scheduled to vest on February 1, 2002. By electing to be paid this portion of his 2000 bonus in this manner, Dr. Ruff also acquired, at no cost to himself, 28,059 additional Restricted Share Units valued at $94,649 under the same Plan. These additional Units represent a like number of shares of restricted stock scheduled to vest on February 1, 2003. If Dr. Ruff voluntarily terminates his employment prior to a vesting date, then all unvested Restricted Share Units will be forfeited. If Dr. Ruff’s employment terminates due to his death, disability or retirement before a vesting date, then 50% of the unvested Restricted Share Units will vest and the remainder will be forfeited. All Restricted Share Units will vest immediately in the event of a change in control of the Company.

(10)	In 2000, Dr. Ruff was granted 8,000 shares of restricted common stock having a value at the date of grant of $7.00 per share. The total value was $56,000 for the restricted shares. The shares of restricted stock vest at the rate of 2,000 shares on each of the first, second, third and fourth anniversaries of the date of award.

(11)	Mr. Ryan’s bonus amount has been reduced by $66,200, which was voluntarily surrendered in exchange for receipt of 20,000 Restricted Share Units under INTERMET’s Restricted Share Unit Award Plan adopted on February 1, 2001.

(12)	On February 1, 2001, pursuant to INTERMET’S Restricted Share Unit Award Plan, Mr. Ryan acquired 20,000 Restricted Share Units, valued at $66,200, upon forgoing a portion of his 2000 cash bonus in that amount. Each Unit represents one share of restricted stock scheduled to vest on February 1, 2002. By electing to be paid this portion of his 2000 bonus in this manner, Mr. Ryan also acquired, at no cost to himself, 20,000 additional Restricted Share Units valued at $66,200 under the same Plan. These additional Units represent a like number of shares of restricted stock scheduled to vest on February 1, 2003. If Mr. Ryan voluntarily terminates his employment prior to a vesting date, then all unvested Restricted Share Units will be forfeited. If Mr. Ryan’s employment terminates due to his death, disability or retirement before a vesting date, then 50% of the unvested Restricted Share Units will vest and the remainder will be forfeited. All Restricted Share Units will vest immediately in the event of a change in control of the Company.

(13)	In 2000, Mr. Ryan was granted 20,000 shares of restricted common stock having a value at the date of grant of $8.9375 per share. The total value was $178,750 for the restricted shares. The shares of restricted stock vest at the rate of 5,000 shares on each of the first, second, third and fourth anniversaries of the date of award.

(14)	All other compensation consists of contributions to INTERMET’s Employee Stock Ownership Plan, matching contributions to INTERMET’s Savings and Investment Plan (401(k)) and life insurance premiums paid for executives as follows:

			401(k)
			Matching	Life Insurance	Total Other
Name and Principal Position	Year	ESOP Contribution	Contribution	Premiums	Compensation

John Doddridge	2000	$5,100	$6,800	$3,864	$15,764
Chairman of the Board and	1999	4,800	6,400	3,716	14,916
Chief Executive Officer	1998	4,800	6,400	5,760	16,960

Alan J. Miller	2000	5,100	6,800	1,604	13,054
Vice President, General Counsel	1999	4,800	6,400	1,864	13,064
and Secretary	1998	—	—	1,152	1,152

David L. Neilson	2000	5,100	6,800	1,900	13,800
Executive Vice President—Sales	1999	4,800	6,400	1,709	12,909
and Marketing	1998	4,800	6,400	2,535	13,735

Gary F. Ruff	2000	5,100	6,800	1,735	13,635
Executive Vice President—	1999	—	—	696	696
Technical Services	1998	—	—	—	—

Michael J. Ryan	2000	5,100	6,800	1,932	13,832
Executive Vice President—	1999	—	—	—	—
Operations	1998	—	—	—	—

Option Grants.

      Information on stock options granted during 2000 to the Named Executive Officers, which is reflected in the summary compensation table, is shown below. We granted no stock appreciation rights during 2000, and none of our compensation plans currently provide for the grant of stock appreciation rights.

Option/SAR Grants in Last Fiscal Year

					Potential Realizable Value
	No. of				at Assumed Annual Rates
	Securities	Options/SARs			of Stock Price
	Underlying	% of Total			Appreciation
	Option/	Granted to			for Option Term(2)
	SARs	Employees	Exercise	Expiration
Name	Granted(1)	in 2000	Price	Date	5%	10%

John Doddridge	50,000	9.4%	$6.3400	07-13-10	$199,360	$505,216

Alan J. Miller	7,500	1.4%	6.3400	07-13-10	29,904	75,782

David L. Neilson	30,000	5.6%	6.3400	07-13-10	119,616	303,130

Gary F. Ruff	30,000	5.6%	6.3400	07-13-10	119,616	303,130

Michael J. Ryan	70,000	13.2%	8.9400	03-13-10	393,562	997,364

Michael J. Ryan	35,000	6.6%	6.3400	07-13-10	139,552	353,651

(1)	25% are exercisable on the first anniversary of the grant date, 50% are exercisable on the second anniversary of the grant date, 75% are exercisable on the third anniversary of the grant date and 100% are exercisable on the fourth anniversary of the grant date.

(2)	“Potential Realizable Value” is disclosed in response to SEC regulations that require such disclosure for illustration only. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of the future value of our common stock or of the stock price. To lend perspective to the above, if our common stock price increases 5% per year for 10 years from

January 1, 2001, the total increase in value of all shares outstanding at January 1, 2001 would be approximately $58,000,000. This calculation disregards any dividend payments and assumes a constant number of shares outstanding. If the stock price increases 10% per year over such period, the increase in value would be approximately $147,000,000.

Fiscal Year-End Values.

      Information with respect to unexercised options to purchase our common stock held by the Named Executive Officers at December 31, 2000 is shown below.

Fiscal Year-End Option Values

					Value of Unexercised
			No. of Shares Subject to		In-the-Money
			Unexercised Options/SARs		Options/SARs
	Shares		Held at December 31, 2000		at December 31, 2000
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John Doddridge	—	—	237,500	112,500	—	—

Alan J. Miller	—	—	8,000	21,500	—	—

David L. Neilson	—	—	50,000	65,000	—	—

Gary F. Ruff	—	—	6,250	48,750	—	—

Michael J. Ryan	—	—	—	105,000	—	—

INTERMET CORPORATION

COMPENSATION OF DIRECTORS

Standard Arrangements

      For 2000, directors who were not current or retired officers of the Company received $8,000 per quarter. Directors do not receive meeting fees for regularly scheduled Board and Committee meetings and telephone Board and Committee meetings. However, directors receive $1,000 for any Special Board or Committee meeting (defined as any meeting that takes place other than the afternoon before or the day of a Board meeting). In addition, committee chairs receive a $2,000 payment per annum. Directors were reimbursed for all travel expenses associated with attending such meetings.

      Under the 1997 Directors’ Stock Option Plan, the Compensation Committee awarded to eight Board Members 48,000 options at $6.34375 per share, the fair market value on the date of grant, July 12, 2000. There remain 66,000 options for future grants under the 1997 Directors’ Stock Option Plan.

Deferred Compensation Plan

      The Board of Directors of the Company adopted the INTERMET Corporation 1997 Directors’ Deferred Compensation Plan on January 30, 1997. Pursuant to the Plan, non-employee directors may elect to defer receipt of all or a specified portion of the cash payments due to them for their service as directors and to convert such cash payments into “units” of phantom stock representing the value of INTERMET common stock. Such election must be made prior to the year of service in which such fees will be earned. Participants are entitled to receive payment of these deferred amounts (including deemed dividend amounts with respect to such units) after the end of their service as a director. Such payments are to be made within 30 days after such date in a lump sum or annually over a five-year period, at the election of the participant. The Compensation Committee, subject to the approval of the Board of Directors, administers the Plan.

Director Retirement

      The Company’s policy is that after attaining the age of seventy, a Director shall retire from the Board at the next Annual Meeting. Further, an officer of the Company, other than the Chief Executive Officer, may not serve on the Board upon ceasing to be such an officer. A previous CEO of the Company shall resign from the Board if: (a) the then current CEO ceases to be an officer but continues as a Director, or (b) the Board requests the resignation.

      On December 31,1999 the Company rescinded the provision that provided retirement compensation and/or benefits for Directors who (a) had served on the Board for more than four years, and (b) were not officers or employees of INTERMET. At that time, J. Patrick Crecine, A. Wayne Hardy and Harold C. McKenzie, Jr. received a pension distribution on account of their vested pension credits existing as of December 31, 1999.

      INTERMET’s current practices have been implemented to maintain its on-going market competitiveness with respect to director compensation, in order to attract and retain the best possible candidates for the Board. Additionally, the intent of its Director compensation programs is to align the Board members’ actions with the long-term interests of the Company.

INTERMET CORPORATION

EMPLOYMENT AGREEMENTS

Mr. Doddridge

      Mr. Doddridge’s employment agreement, which was entered into on October 27, 1994 with employment commencing on December 1, 1994 and pursuant to which he serves as Chairman of the Board and Chief Executive Officer, runs through December 31, 1997. Beginning on December 31, 1995, the contract term automatically extends on a daily basis such that the remaining term is never less than two years. Either the

Company or Mr. Doddridge may terminate this automatic extension, in which event the agreement will terminate two years from such date.

      If the Company terminates Mr. Doddridge’s employment “without cause” (as defined in the employment agreement) or if he terminates employment for “good reason” (as defined in the employment agreement) prior to the end of the contract term, he is entitled to a lump sum payment equal to the sum of (1) his accrued but unpaid salary, earned bonus and other earned benefits through the date of termination, plus, (2) an amount equal to his annual base salary which would have been payable through the end of the contract term, plus, (3) an amount equal to the annual bonus paid for the fiscal year immediately prior to the date of termination multiplied by a fraction where the numerator is the number of full years and portions of years between the termination date and the end of the contract term, and the denominator is the total number of years in the contract term, and (4) the amount (if any) of unvested benefits under any profit sharing plan, retirement plan, ESOP or any other plan which are forfeited on account of his employment being terminated.

      In the event of a “Change in Control” (as defined in the employment agreement), and if Mr. Doddridge is subsequently terminated by the Company (or successor company) “without cause” or terminates his employment for “good reason”, he is entitled to the same payments and benefits as described in the previous paragraph.

      In the event Mr. Doddridge is terminated for “cause” (as defined in the employment agreement) by the Company, he shall receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but shall receive no other severance benefits.

      Mr. Doddridge’s employment agreement contains restrictive covenants pursuant to which Mr. Doddridge has agreed not to compete with the Company during the period of his employment and following termination of his employment for a period of one year, except in the event of termination “without cause” or for “good reason” or termination for any reason during the two-year period following a “Change in Control”.

Other Executives

      The Company has entered into employment agreements with certain executive officers, including those named in the Summary Compensation Table. All current agreements have a twelve month contract term and automatically extend on a daily basis such that the remaining term is never less than one year.

      If the Company terminates an executive’s employment “without cause” (as defined in the employment agreement) or if the executive terminates employment for “good reason” (as defined in the employment agreement) prior to the end of the contract term, he or she is entitled to (1) in a lump sum, an amount equal to the executive’s accrued but unpaid base salary as of the date of termination and any unpaid annual bonus from the prior Annual Bonus Period; (2) in monthly payments, the executive’s base salary and benefits (if any) payable through the end of the contract term; and (3) following the Annual Bonus Period during which the date of termination occurs, a pro-rata portion of the Annual Bonus payable in accordance with Company policy. An executive is entitled to these same payments if employment is terminated “without cause” or for “good reason” following a “Change of Control” (as defined in the employment agreement). Michael Ryan, an Executive Vice President, is also entitled to a cash payment representing an Annual Bonus for the one-year period following the Date of Termination. The cash payment would be equal to the Annual Bonus that would have been payable to Mr. Ryan for the entire Annual Bonus Period during which the Date of Termination occurs, and which would be payable on the date one year following the Date of Termination.

      In the event an executive officer is terminated for “cause” (as defined in the employment agreement), he or she shall receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but shall receive no other severance benefits.

      The executive employment agreements contain non-compete covenants effective during employment and following termination for a period of one year, except in the event of termination “without cause” or for “good reason” or termination for any reason during the two-year period following a “Change in Control”.

INTERMET CORPORATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors of INTERMET Corporation (“the Company”) has furnished the following report on executive compensation for the fiscal year ending December 31, 2000.

Committee Responsibilities

      The Compensation Committee of the Board (“the Committee”) is comprised of three non-employee directors. Committee responsibilities, with respect to the compensation of key executives, including the Named Executive Officers, of INTERMET and its subsidiaries, include reviews and recommendations relative to the following compensation elements:

•	Base salary levels of the key executive officers of INTERMET;

•	All aspects of INTERMET’s annual bonus and profit sharing compensation plan;

•	INTERMET’s stock-based compensation;

•	All aspects of INTERMET’s two retirement plans, namely the 401(k) Savings and Investment Plan and the Employee Stock Ownership Plan Trust;

•	All employment agreements and amendments thereof; and

•	The process and substance of all other aspects of compensation.

      The Committee monitors market practices and trends, and makes revisions as necessary, to ensure that INTERMET’s programs (1) are adequate to attract, retain and motivate the best possible executive talent and (2) benefit the long-term interests of the Company and its shareholders.

Overall Compensation Philosophy

      The Company’s underlying compensation philosophy is to link key executive compensation to corporate performance and returns to stockholders. To this end, INTERMET has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified performance goals and to appreciation in the Company’s Common Stock price. The three concepts, outlined below, are the foundation of the Company’s compensation philosophy:

      Pay for Performance.  In 2000, the Company continued to link a significant portion of key executive compensation to incentive pay, or pay for performance. The Company emphasizes variable, at-risk compensation that is dependent upon the employees’ level of success in meeting specified Company goals.

      Target Ownership and Equity Orientation.  To properly align employee and shareholder interests, equity-based plans represent a fundamental component of the at-risk portion of total compensation. Consistent with this philosophy, the Company strongly encourages its key executives to establish and maintain target ownership levels equal to the following: (a) the Chief Executive Officer shall maintain a minimum of four times base salary; (b) members of the Operating Committee shall maintain a minimum of three times base salary; and (c) other senior management executives shall maintain a minimum of two times base salary in Company stock. Additionally, the key executives are strongly encouraged to achieve this target ownership level as soon as possible. The emphasis on key executive stock ownership will further align the interests of the Company’s executives and its shareholders.

      Management Development.  The Company’s compensation opportunities are structured to attract, retain and motivate those key executives who are proficient in maximizing shareholder value.

      The basic elements of INTERMET’s executive compensation packages are base salary, annual incentive compensation and long-term incentive compensation. The Committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the total compensation package afforded by INTERMET to each individual, including pension benefits, severance plans, insurance and other benefits.

IRC § 162(m)

      The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”), regarding qualifying compensation paid to the Company’s executive officers in structuring compensation arrangements for 2000. The Company’s executive officers have an opportunity to earn annual bonuses under the Company’s Profit Sharing Plan, which is designed to satisfy the requirements of Section 162(m).

Base Salaries

      Individual salaries for specified executives are reviewed annually and recommendations for adjustments are made to the Board by the Chief Executive Officer based on individual responsibilities, performance over time and the Compensation Committee’s judgment of overall Company financial performance.

      In 2000, the Company’s approach to the base compensation for its key executives was to continue to generally hold base salaries lower than industry peer group averages. The Company, to determine competitive market average compensation, used published survey sources and market studies of comparably sized companies competing within the same markets. The combined efforts of holding base salary levels below market levels and incorporating modest merit increases going forward, continues to allow INTERMET to control the fixed portion of its compensation costs over time, while placing increased emphasis on the “at-risk” components, or annual and long-term incentive compensation, as discussed below.

Annual Incentive Compensation

      Every annual incentive payout to key executives depends on results, not efforts.

      2000 marked the sixth year of the Company’s Profit Sharing Plan for key executives on the Operating Committee. The purpose of this plan is to provide an incentive compensation system, which rewards corporate operating management proportionately to the profitability of the Corporation. In 2000, Participants received a percentage of audited annual pre-tax earnings of the Company, before minority interests and corporate profit sharing adjustments.

      The purpose of the Plant General Manager Profit Sharing Plan, also in its sixth year, is to provide incentives that reward Plant General Managers proportionately to the plant profitability, as measured by pre-tax profit, since the performance of these individuals significantly impacts INTERMET’s corporate results. The incentive amount received by each Participant is paid in cash.

      Some of the business units procured from certain acquisitions have carryover plans and are not currently included in the Plant General Manager Profit Sharing Plan. It is the Company’s intention to transition the affected individuals into the Company’s plan over the next few years.

      Beginning with the payout for FY 2000 performance, subject to approval by the Compensation Committee, certain key executives will be granted the ability to purchase Restricted Share Units with all or a portion of their earnings under the Company’s Profit Sharing Plan, pursuant to the Company’s Restricted Share Unit Award Plan adopted by the Board on February 1, 2001. Restricted Share Units so purchased by the executive are valued at the fair market value of one share of the Company’s common stock at the date of the grant, and are equivalent in all respects to shares of the Company’s common stock, except for ownership rights. In addition, the executive will be simultaneously awarded, at no cost to the executive, a number of additional Restricted Share Units equal to the number of Restricted Share Units purchased by the executive. Each Restricted Share Unit entitles the executive to one share of Company common stock, provided that the executive has remained in active employment by the Company for a required vesting period. The vesting period for Restricted Share Units purchased by the executive is one year, and the vesting period for the additional Restricted Share Units awarded at no cost to the executive is two years. If the executive’s employment terminates due to his death, disability or retirement before a vesting date, then 50% of the unvested Restricted Share Units vest and the remainder are forfeited. All Restricted Share Units vest immediately upon a change in control of the Company

Long-Term Incentive Compensation

      INTERMET maintains, for key executives and management of INTERMET and its subsidiaries, certain stock-based compensation plans, which allow the Committee to award the individuals it selects with stock awards, restricted stock awards, incentive stock options and non-qualified stock options. Awards under these stock-based compensation plans directly link potential Participant rewards to increases in shareholder value.

      INTERMET historically has provided the majority of its stock-based compensation in the form of stock options. Stock options are granted with an exercise price equal to the market price of INTERMET’s Common Stock on the date of grant and become exercisable over a four-year period. This approach is designed to encourage the creation of stockholder value and the retention of the executives over the long term, as this element of the compensation package has value only to the extent that stock price appreciation occurs.

      The purpose of the Executive Stock Option and Incentive Award Plan is to reward key executives and managers only when the shareholders are rewarded. This permits the grant of non-qualified stock options, incentive stock options, restricted stock and stock awards to key executives and managers of INTERMET.

      In April 2000, shareholders approved an additional 1,500,000 shares of common stock for use in the Executive Stock Option and Incentive Award Plan. During 2000, the Compensation Committee granted 359,250 stock options under the plan with an exercise price of $6.34375 per share.

CEO Compensation

      Mr. Doddridge’s base salary for 2000 remained at $500,000, as established in his employment agreement, and as determined by competitive market data and the other criteria discussed above under “Base Salaries”. Mr. Doddridge’s employment agreement, pursuant to which he serves as Chairman of the Board and Chief Executive Officer, had a 38-month term ending on December 31, 1997 but is automatically extended each day after December 31, 1995 for an additional two years. Under his agreement, Mr. Doddridge’s base salary is subject to an increase at the discretion of the Compensation Committee.

      In 2000, the Board approved an increase in Mr. Doddridge’s annual incentive opportunity from .08% to .10% of audited annual pre-tax earnings before minority interests and corporate profit sharing adjustments. Mr. Doddridge’s 2000 annual incentive award was paid in cash in the amount of $258,602 and Restricted Share Units in the amount of 100,000 units, which represents 120% of his 2000 base salary. This award was determined by the same criteria discussed above under “Annual Incentive Compensation”.

      Mr. Doddridge received a stock option grant to purchase 50,000 shares at $6.34375 per share, the fair market value on the date of grant, July 12, 2000, all of which were non-qualified stock options. In determining the option grant level for Mr. Doddridge, the Committee considered individual performance, current ownership level of INTERMET shares and target ownership goals, as described herein under “Overall Compensation Philosophy.” The Committee believes that Mr. Doddridge’s stock option grant continues to align his compensation more directly with the interests of INTERMET’s shareholders.

Benefits

      The Company provides benefits to most salaried employees, including medical, dental, short and long-term disability, accidental death and dismemberment, life insurance and dependent life insurance. The Company also has a medical reimbursement plan available to the Named Executive Officers and other key employees that compensates them for certain medical expenses not covered by the regular group insurance programs.

Retirement Plans

      The Company has a two-part retirement program: the 401(k) Savings and Investment Plan and the Employee Stock Ownership Plan Trust, which are available to eligible salaried employees, including the Named Officers.

      The 401(k) Savings and Investment Plan permits eligible salaried employees to contribute up to 15% of their compensation subject to certain limitations, and invest it in one or more of six investment funds offered through the Plan. The Company matches an individual’s contribution at a rate of fifty cents for each dollar saved, up to 4% of pay. At the end of the year, the Company makes a contribution to the individual’s account in an amount equal to 2% of the individual’s annual compensation.

      The Employee Stock Ownership Plan Trust purchases Common Stock of the Company for its eligible salaried employees. The Company contributes an amount equal to 3% of the individual’s annual wages or salary.

      The Company also maintains certain defined contribution and benefit plans that cover employees of business units acquired by INTERMET. These plans do not cover any executive officers of the Company.

      In December 1999, INTERMET established the INTERMET Corporation Deferred Compensation Plan for the benefit of certain key management employees. The plan was adopted to recognize the value of the past and present services of key employees and to encourage their continued service by making provisions for their future retirement security. Participants in the plan can elect to defer payment of a portion of regular compensation and/or performance bonus (if any) up to $200,000 for the year. Effective with profit sharing compensation earned in 2000, participants can elect to convert profit sharing compensation earned and deferred under this plan to Restricted Share Units under the Restricted Share Unit Award Plan.

Other Awards

      The Company provides automobiles for certain employees. When these are used for personal rather than business needs, the Company determines the cost of that use and includes that amount on the W-2 form sent to the Internal Revenue Services.

      The Company has a salary continuation plan in the event of the death of certain key executives. Salary is paid for one year following the death of the Chairman or President of the Company, nine months for other executive officers of the Company, and six months for certain executive officers of one of the subsidiaries of the Company.

Conclusion

      Through the programs described above, a significant portion of the Company’s executive compensation is linked directly to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

INTERMET CORPORATION COMPENSATION COMMITTEE

Thomas H. Jeffs II, Chairman

Byron O. Pond, Jr.
John H. Reed

INTERMET CORPORATION
AUDIT COMMITTEE REPORT

      The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. All members of the Committee are “independent” as required by applicable listing standards of the National Association of Securities Dealers. The Committee operates pursuant to a Charter that was adopted by the Board on April 17, 2000, a copy of which is attached to this Report as an Appendix.

      In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

INTERMET CORPORATION AUDIT COMMITTEE

John P. Crecine, Chairman

Norman F. Ehlers
Harold C. McKenzie, Jr.

Appendix to Audit Committee Report

CHARTER
INTERMET CORPORATION AUDIT COMMITTEE

Organization

      Our audit committee of the board of directors shall be comprised of at least three financially literate directors who are independent of management and the company. (As defined in applicable listing standards of NASD/AMEX)

Statement of Policy

      Our audit committee shall provide assistance to the other directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company.

Responsibilities

      In carrying out our responsibilities, our audit committee believes our policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are of high quality and in accordance with all requirements.

      In carrying out these responsibilities, our audit committee will:

•	Obtain the full board of directors’ approval of this Charter and review and reassess this Charter as conditions dictate or at least annually.

•	Review and recommend to the directors, the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, compensate, evaluate, and if appropriate, terminate their services.

•	Meet with the independent auditors and financial management of the company to review the scope of the proposed audit and timely reviews for the current year and the procedures to be utilized and their relevance to operations controls, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•	Review legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

•	Review the internal audit function of the company including its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

•	Review the financial statements to be contained in the annual report to shareholders with management and the independent auditors, including their judgment about the quality, acceptability of accounting principles, the reasonableness and the clarity of the disclosures in the financial statements.

•	Review the interim financial statements prior to filing the Company’s quarterly report on Form 10-Q.

•	Ensure sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Provide open accessibility for the independent auditors to discuss any required matters with the committee or committee chairman.

•	Discuss with the auditors their independence from management and the Company, and on an annual basis, obtain from the independent auditors a written communication delineating all of their relationships and professional services as required by Independence Standards Board “Standard No. 1, Independent Discussions with Audit Committees.”

•	We will report to the board on all meetings of our audit committee and relevant matters discussed.

•	Investigate any matter brought to our attention within the scope of our duties, with the power to request to the board of directors to retain outside counsel for this purpose if, in its judgment, that is appropriate.

SHAREHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on INTERMET’s common stock against the cumulative total return of the Russell 2000 Index and the cumulative total return for a group of companies. The peer group consists of Amcast Industrial Corporation, American Axle & Manufacturing Holdings Inc., Atchinson Casting Corp., Borg-Warner Automotive Inc., Hayes Lemmerz International, Inc., Mascotech Inc., and Simpson Industries, Inc. This graph covers a period of five years commencing on December 31, 1995 and ending December 31, 2000.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG INTERMET CORPORATION, THE RUSSELL 2000 INDEX
AND A PEER GROUP

*	$100 INVESTED ON 12/31/95 IN STOCK OR INDEX— INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

CERTAIN TRANSACTIONS

      The Prudential Insurance Company of America is the beneficial owner of 2,472,190 shares (9.7%) of INTERMET’s outstanding common stock.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The board of directors held five (5) meetings during 2000. All of the directors attended at least 75% of all meetings of the board and of each committee of the board on which they served.

      The compensation committee of the board of directors sets the compensation for executive officers and key personnel and identifies and recommends potential candidates to the board to serve as a member of the board of directors. The compensation committee was comprised of Messrs. Jeffs, Pond and Reed as of December 31, 2000. The compensation committee held three (3) meetings during 2000.

      The audit committee reviews financial controls and the methods of preparation of financial statements, evaluates audit performance and reports on such matters to the board. The audit committee is currently comprised of Messrs. Crecine, Ehlers, and McKenzie and held four (4) meetings during 2000.

      The finance committee reviews financial health and strategy and evaluates financial performance and major investments and reports on such matters to the board. The finance committee is currently comprised of Messrs. Horne, McKenzie and Ms. Rodgers and held two (2) meetings during 2000.

APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL 2)

      The board of directors has appointed Ernst & Young LLP as INTERMET’s independent auditors for 2001, subject to approval of this appointment by INTERMET’s shareholders.

      Ernst & Young LLP was INTERMET’s principal independent auditors for 2000. We expect that representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote on this proposal at the annual meeting will constitute approval of the appointment of Ernst & Young LLP. If not so approved by the shareholders, the audit committee and the board of directors will reconsider the appointment.

      Audit Fees: Aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements for 2000 and for review of the Company’s financial statements included in the Company’s Forms 10-Q for 2000 were $627,575.

      All Other Fees: Aggregate fees billed by Ernst & Young for all other professional services (other than Audit Fees) for 2000 were $317,860 for audit related services and $316,893 for other services related to tax matters.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE SO VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

SHAREHOLDER PROPOSALS

      In accordance with the provisions of Rule 14a-8 (e) of the Securities and Exchange Commission, any shareholder proposal intended for inclusion in the proxy material for INTERMET’s 2002 Annual Meeting must be received by November 1, 2001 in order to be eligible for inclusion in the proxy statement and form of proxy for that meeting

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      INTERMET’s management knows of no matters, other than those stated above, that are to be brought before the meeting. If any other matter is presented for consideration and voting, the persons named as proxies in the enclosed proxy intend to vote the proxy in accordance with his or her judgment of INTERMET’s best interest.

Dated: March 5, 2001

COMMON STOCK
OF INTERMET CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John Doddridge and Alan J. Miller, or either of them with power of substitution in each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERMET CORPORATION (the “Company”) to be held on April 19, 2001, and any adjournment thereof.

1.	Election of directors

John Doddridge; John P. Crecine; Norman F. Ehlers; John R. Horne; Thomas H. Jeffs II; Harold C. McKenzie, Jr.; John H. Reed; Pamela E. Rodgers.

FOR all nominees for director listed above

WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual write that nominee’s name on the space provided below.

2. Appointment of Ernst & Young LLP as the independent auditors of the Company for 2001.

FOR AGAINST ABSTAIN

3. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY, “FOR” APPOINTMENT OF THE INDEPENDENT AUDITORS, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please sign this Proxy exactly as name appears on the Proxy.

Note: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date: